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                                                                   Exhibit 10.12

                            SUBMANAGEMENT AGREEMENT
                            -----------------------

     This Submanagement Agreement (the "Subagreement") is made as of the 1st day of July, 1997 by and between KENWOOD CONGREGATE ASSOCIATES LIMITED PARTNERSHIP, an Illinois limited partnership (the "Owner"), ACTIVE LIFE MANAGEMENT CORPORATION, an Illinois corporation (the "Agent") and BROOKDALE LIVING COMMUNITIES OF MINNESOTA-II, INC., a Delaware corporation (the "Manager").

     A. The Owner is the owner of certain real estate located at 825 Summit Avenue, Minneapolis, Minnesota, known as The Kenwood, a 156 unit elderly apartment building (the "Building"). (The Real Estate and the Building are collectively referred to herein as the "Property").

     B. Owner retained Agent to manage the Property pursuant to a management agreement dated January 1, 1995 (the "Agreement").

     C. The Agent desires to subcontract with Manager for Manager to perform services on behalf of the Agent as required by the Agreement in connection with the operation of the Property.

     D. Manager desires to be retained as the manager of the Property as hereinafter set forth.

     NOW, THEREFORE, OWNER, AGENT AND MANAGER hereby agree as follows:

     1. Hiring. The Agent hereby hires the Manager to exclusively rent and manage and operate the Property, and Manager hereby accepts such responsibility subject to the terms and conditions of this Subagreement.

     2. Duties of Manager. As Manager of the Property, Manager shall have the following duties and responsibilities:

          (a) Duties.

              (i) Hiring. The Manager shall hire, promote, discharge and supervise the work of the executive staff (i.e., managers and department heads) of the Property and supervise through said executive staff the hiring, promotion, discharge and work of all other employees performing services in or about the Property. All such personnel shall be employees of the Manager. All wages, compensation, fringe benefits, payroll taxes and related expenses payable to, or in respect of, the Property's personnel

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                      shall be expenses of the Property. In the hiring of the
                      executive staff and other employees of the Property, the Manager will use or cause said executive staff to use reasonable care to select qualified, competent and trustworthy employees. The Manager will negotiate with any labor union lawfully entitled to represent such employees. Manager agrees that any employees at the Property who were employees at the Property prior to the date of this Agreement and who Manager retains on staff after the turnover of the Property to Manager shall keep their original dates of hire at the Property for the purpose of determining seniority and vacation benefits under Manager's employment benefits program.

              (ii) Licenses and Permits. Manager, in the name and at the expense of the Owner, shall cause to be applied for, and use its best efforts to obtain and maintain, all licenses and permits required of the Owner, the Agent or the Manager in connection with the management and operation of the Property. The Owner and Agent agrees to execute and deliver any and all applications and other documents and to otherwise cooperate to the fullest extent with the Manager in applying for and obtaining and maintaining such licenses and permits.

              (iii) Insurance. Subject to availability, the Manager will, on behalf of the Owner and Agent and at the expense of the Owner, cause to be placed and kept in force at all times during the term of this Subagreement, all insurance of the type and in the amounts required to be maintained by any mortgagee or Owner and naming as insured specific parties all as set forth in writing by the Owner or Agent and, subject to the prior written consent of the Owner, such other insurance as is normally carried by properties similar in size, type and location as the Property. All such insurance shall be effected by policies issued by companies approved in writing by the Owner. Policies of insurance and certificates therefor, complying with the standards as set forth in writing by the Owner or Agent, shall be obtained by the Manager and delivered to such parties as directed by the Owner or Agent. The Agent and the Manager will be named as an additional party insured on all liability policies, and on all other policies, in which it is reasonable to name Agent and Manager given the nature of the Agreement and this Subagreement.

              (iv) Books, Records and Reports. During the term of the Subagreement, the Manager shall cause to be prepared and submitted to the Owner, the Agent and such other parties as designated by the Owner or Agent, those books and reports as set forth on Exhibit A attached hereto (the foregoing books,

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                      records and reports, as well as those requested by the
                      Owner or Agent, as hereinafter provided, are collectively referred to as the "Reporting Documents"). In addition thereto, the Manager shall furnish, at the Owner's expense, such additional Reporting Documents as required from time to time by the Owner or Agent pursuant to a written request to the Manager. All such Reporting Documents shall be furnished within the time limits set forth on Exhibit A or as set forth in writing by the Owner or Agent and shall be compiled and prepared in accordance with the directions of the Owner or Agent and general accounting standards utilized in the residential housing industry generally applicable to the Property. Nothing contained herein shall require the Manager to prepare any statements or reports that deal with the Owner or the Agent as an individual entity, but shall be limited to statements and reports relating to the Property and the operation thereof. The parties acknowledge that all costs included in preparation of the Reporting Documents including, without limitation, expenses for personnel, computers, equipment and supplies, shall be an expense of the Owner; provided, however, that Manager agrees that such costs will not exceed the current budgeted administrative and employee expenses for the Property, except for typical cost of living increases on an annual basis. Any outside annual audit would be at the expense of the Owner. Manager shall be permitted to charge the Owner or the Property up to $5,000 in order to implement Manager's operating and reporting system. Manager agrees to charge the Project no more than $2,500 of the above charge in 1997. Manager shall receive the balance of the charge in 1998. Manager agrees that any costs in excess of the $5,000 or which exceed the current budgeted administrative and employee expenses for the Property (subject to cost of living increases on an annual basis) shall be borne by Manager or offset against Manager's fee.

              (v) Legal Action. The Manager shall institute in its own name or in the name of the Owner, but in any event at the expense of the Owner, any and all legal action or proceedings which the Manager deems advisable to collect rents or other income from tenants or to oust or dispossess tenants or other persons in possession of the units therefrom, or to cancel or terminate any lease, license or concession agreement for the licensee or concessionaire.

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               (vi)   Collection of Rents. The Manager shall collect all monthly rents, charges, fees and assessments and security deposits due from tenants; all rents and/or fees due from users of the garage or parking spaces and from users or lessees of other nondwelling facilities in the Property; and all sums due from concessionaires in consequence of the authorized operation of facilities in the Property.
                      All such sums so collected shall be deposited in Manager's custodial account, as hereinafter provided, or as otherwise may be provided by applicable law as in the case of security deposits.

               (vii) Banking and Disbursements. The Manager shall deposit in a banking institution or institutions mutually approved by the Owner, Agent and the Manager in accounts in the name of the Owner, all monies furnished by the Owner or Agent as working funds and all monies received by the Manager in connection with the operations of the Property. The Manager shall disburse and pay the same on behalf of and in the name of the Owner or Agent in such amounts and at such time as the same are required to be made in connection with the operation of the Property in the payment of expenses thereof and disbursements of monies to the Owner or Agent.

               (viii) Operating Supplies. The Manager shall purchase all
                      necessary food, beverages, operating supplies and other materials and supplies in the name of, for the account of and at the expense of, the Owner.

               (ix) Concession Contracts. For the benefit of and subject to the approval by the Owner, the Manager shall make arrangements for the concessionaires, licensees, tenants or other intended users of the facilities of the Property.

               (x) Utilities and Services. The Manager shall enter into contracts in the name and at the expense of the Owner for the furnishing to the Property of electricity, gas, water, steam, telephone, cleaning (including window cleaning), exterminators, elevator and boiler maintenance, air-conditioning maintenance, master television antennas' installation and service, laundry service, dry cleaning service, and any other utilities, services and concessions as are provided in connection with the maintenance and operation of property similar to the Property.

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               (xi)     Maintenance and Repair. Manager shall cause the
                        buildings, appurtenances and grounds of the Property to be maintained at Owner's expense according to standards acceptable to Owner or Agent, including, but not limited to, interior and exterior cleaning, painting, and decorating of the areas, and repair and maintenance of plumbing, HVAC, electrical and other systems within the areas, subject to any limitations imposed by Owner or Agent in a written notice to Manager in addition to those contained herein. For any one item of repair or replacement, the expense incurred shall not exceed the sum of ONE THOUSAND FIVE HUNDRED ($1,500.00) DOLLARS unless specifically authorized by Owner or Agent or specified in the Budget, provided, however, that emergency repairs, involving manifest danger to life or property, or immediately necessary for the preservation and safety of the Property, or for the safety of the tenants or occupants, or required to avoid the suspension of any necessary service to the Property, may be made by the Manager irrespective of the cost limitation imposed by this paragraph. Notwithstanding this authority as to emergency repairs, it is understood and agreed that the Manager will, if at all possible, confer immediately with Owner or Agent regarding such expenditure.

               (xii) Consultants. From time to time and as provided for in the Budget (as hereinafter defined) and as approved by the Owner or Agent, the Manager shall be authorized to retain the services of consultants in connection with the operation or management of the Property.

               (xiii) Necessary Acts. At the expense of the Owner, the Manager shall use its best efforts to perform all such acts and things to be done in and about the Property, which shall be necessary to comply with all applicable statutes, ordinances, laws, rules, regulations, orders, requirements and agreements of or with any federal, state or municipal government and appropriate departments, commissions, boards and officers having jurisdiction over the use or manner of use of the Property or the maintenance or operation thereof, as well as with all orders and requirements of the local board of fire underwriters or any other body which may hereafter exercise similar functions, as well as with the requirements of any lender and any health service provider; provided, however, that such action shall not be taken without the written approval of the Owner or Agent unless it is provided for in the current Budget or involves an

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                      emergency or the failure to promptly comply with any order or violation shall result in the suspension of operations of the Property or shall expose any party hereto to the imminent danger of criminal liability, then in such event the Manager shall cause the same to be done or complied with at the expense of the Owner, provided further, however, that notice to the Owner and Agent of such act shall be given as soon as practicable.

               (xiv) Emergency Repairs. At Owner's expense, the Manager shall make any emergency repairs required to preserve the immediate safety of person or property or necessary to prevent the imminent cessation of the Property's operations, provided that notice of the nature and extent of the repairs shall be given to the Owner as soon as practical given the circumstances of the emergency.

               (xv)   Annual Budgets.

                      (A) Preparation and Submission. Manager acknowledges that Manager has received from Agent the budget for the Property through December 31, 1997. At least forty five (45) days prior to December 31, 1997 and prior to December 31 for each subsequent calendar year that commences during the term of this Subagreement. Manager shall submit to Agent and Owner a proposed annual budget for the Property projecting the revenues available and funds required during such fiscal year in order to operate the Property and to make capital improvements necessary or desirable in order to keep the Building's physical plant in good condition and repair. The proposed annual budget shall be based upon data and information then available to Manager and shall include, without limitation, estimated salaries and fringe benefits for all personnel groups, projected staffing expenditures and purchases of equipment, supplies, inventory, food and similar items, and an estimate of the level of rates and charges to residents of the Property. The proposed annual budget shall be an estimate of revenues and costs, and Owner, Agent and Manager acknowledge that (1) projected revenue may not actually be received and (2) projected costs may be exceeded by actual expenses and capital expenditures incurred in connection with the operation and

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                    maintenance of the Property. By submitting such projected
                    budget, Manager will not be deemed to be providing a guarantee or warranty as to the projected revenue, expenses or capital expenditures of the Property.

               (B) Adoption. The budget for the period ending December 31, 1997 and each annual budget as finally established in accordance with this paragraph (B) (including as it may thereafter be revised from time to time during a calendar year pursuant to the written agreement of Owner, Agent and Manager), as the same may be modified by Owner, Agent and Manager, shall constitute the "Budget" for all purposes under this Subagreement. Owner and Agent shall, within thirty days (30) days following receipt of a proposed annual budget proposal, notify Manager of either (1) Owner's and Agent's approval of such proposed annual budget or (2) those items of which Owner and Agent approve and those items of which Owner and Agent disapprove. In the event that Owner or Agent does not either approve or disapprove of, in total or in part, such proposal annual budget in writing within such 30 day period, then such proposed annual budget shall be deemed approved by Owner and Agent and shall be the Budget for such calendar year. If Owner or Agent disapproves of the proposed annual budget either in total or in part within such 30 day period, then Owner, Agent and Manager shall have thirty (30) days from the date of the disapproval notice to formulate a mutually agreeable Budget. If the parties are unable to reach an agreement within said 30 day period, then the Budget for the immediately preceding calendar year, including any such prior Budget determined in accordance with this sentence, shall constitute the Budget pending final adoption of a Budget; provided, however, that the budgeted items for the categories of heat, light, power, insurance and real estate taxes shall be deemed increased or decreased as required to reflect actual expenses for the preceding calendar year.

               (C) Efforts to Operate within Annual Budget. Manager agrees to use its reasonable best efforts to operate the Property in accordance with the Budget.

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                           Notwithstanding anything in this Agreement, if
                           Manager determines in good faith that the incurrence of any expenditure is required in order to comply with applicable law or regulations, then Manager shall be entitled to make such expenditures up to $5,000 in any calendar year, and all such expenditures shall be deemed, for all purposes of this Agreement, to be in accordance with the then current Budget.

               (xvi) Fidelity Bond. As soon as practicable after the date of this Agreement, Manager shall furnish and maintain for the duration of this Subagreement and any renewals or extensions, plus 30 days after its expiration or termination, a commercial blanket bond (the "Fidelity Bond") in favor of Owner and Agent, jointly or severally, in an amount not less than two (2) months gross potential rents for the Property plus tenants' security deposits. The Fidelity Bond shall be in a form and with a company reasonably acceptable to Owner and Agent. The Fidelity Bond shall cover Manager and all employees hired by Manager in connection with this Subagreement. The Fidelity Bond shall cover losses discovered by Owner or Agent for a period of two (2) years after the occurrence of such losses. The cost of the Fidelity Bond shall be an operating expense of the Property.

          (b) Proper Operation of the Property. Subject to the provisions of this Subagreement, the Manager shall take all other action, at Owner's expense, to operate the Property at all times in a first class manner given the nature and condition of the Property as of the date hereof.

          (c) Qualifications on the Manager's Duties. All of the foregoing set forth herein with respect to the Manager's duties and responsibilities shall be subject to the reservation on the part of the Owner and Agent to give Manager directions with respect to all aspects of the operation of the Property; but such reservation of authority shall not diminish Manager's responsibility, except to the extent that the Manager has acted pursuant to the directions issued by Owner or Agent; provided, however, that the Manager shall have the exclusive right to supervise the day to day operations of the Property. The Manager will be available to consult with the Owner and Agent on matters of general policy, planning and goals. If any duties and responsibilities to be carried out by the Manager involve the expenditure of money or the incurring of obligations or settlement of a claim not in litigation the Manager shall not incur the same unless the expense, obligation or cost

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               is provided for in the then current Budget or otherwise allowed
               (e.g. in an emergency or incurred in accordance with this Subagreement). The Owner will not object to any expenditure made by the Manager in good faith in accordance with the provisions hereof. The Manager shall have no responsibility under this Subagreement to take action involving the expenditure of money or the incurring of obligations unless adequate funds therefor are available out of the Property operations or otherwise are provided by the Owner.

          (d)  Manager's General Undertaking.

               (i) No Guarantee of Profitability. Manager does not guarantee that operation of the Property will be profitable, but Manager shall use its best efforts to operate the Property in as cost effective and profitable a manner as reasonably possible consistent with maintaining operations in accordance with the senior and assisted living industry's highest prevailing standards in the Minneapolis/St. Paul metropolitan area.

               (ii) Standard of Performance; Acting within Budget. In performing its obligations under this Subagreement Manager shall use its reasonable best efforts and act in good faith and with professionalism in accordance with the Budget and the highest prevailing standards of the senior and assisted living industry in the Minneapolis/St. Paul metropolitan area.

     3. Term. The term of this Subagreement shall commence on July 1, 1997 (the "Commencement Date") and shall terminate, unless sooner terminated as hereinafter provided or as otherwise agreed in writing, on December 31, 2005.

          (a) This Subagreement may be terminated (i) by Owner and Agent (A) upon six months' prior written notice to Manager given at any time after the last day of the 29th month of the term of this Subagreement or (B) for Cause (as hereinafter defined), or (ii) by Manager (A) upon six months' prior written notice to Owner and Agent given at any time after the last day of the 29th month of the term of this Subagreement or (B) upon the occurrence of a Change in Control (as hereinafter defined) of Owner; provided, however, that in the event of a termination by Manager pursuant to clause (ii)(A) above, Manager shall cooperate with and assist Owner and Agent during said six month period in engaging a qualified replacement manager for the Property. Upon any termination of this Subagreement pursuant to the immediately preceding sentence, the parties hereto shall have no further obligations or liabilities other than the right of Manager to

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               receive fees through the date of termination, except that, upon the expiration or earlier termination of this Subagreement for any reason, the parties shall cooperate (at Owner's expense) to minimize the impact of the change on the residents of the Property, and during any such period for which Manager provides services or assists in the operation of the Property in connection therewith, it shall be entitled to receive the fees provided herein.

               For purposes of this Subagreement, "Cause" shall mean (i) fraud, misappropriation or embezzlement by Manager involving Owner's or Agent's property or other wrongful acts by Manager that materially impair the goodwill or business of Owner or the Property or that cause material damage to Owner's property, goodwill or business or (ii) failure by Manager to substantially perform its duties and obligations owing to Owner and Agent under this Subagreement after a written demand for substantial performance by Manager is delivered to Manager by Owner or Agent that specifically identifies the manner in which Owner or Agent believes Manager has not substantially performed its duties and after Manager has been given at least 30 days in which to cure such performance deficiencies; and a "Change in Control" of the Owner shall be deemed to have occurred if (A) any unrelated person or group shall acquire 50% or more of the Owner's partnership interests and (B) both Partners for Senior Communities, Inc. and Henry Hyatt are no longer general partners of the Owner and (C) any substituted general partner of Owner is not substantially owned (at least 50%) or otherwise controlled by any one or more of the shareholders of Partners for Senior Communities, Inc. as of the date of this Subagreement.

          (b) Owner may terminate this Subagreement in the event of a taking by governmental action or conveyance in lieu thereof of all or a substantial portion of the Property which makes it uneconomical in Owner's judgment to continue to operate the Property, and the termination shall be effective as of the date of such taking or conveyance in lieu thereof.

          (c) Owner may terminate this Subagreement in the event of the total or substantial damage or destruction of the Property from fire or other casualty if Owner elects, within ninety (90) days of the date of the casualty, not to rebuild, repair or restore the Property; and the termination shall be effective as of the date the Property ceased operation.


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4.   Events of Default and Remedies.

     (a) Defaults. Each of the following shall constitute an Event of Default hereunder:

          (i) if Owner or Agent shall fail to pay or allow payment of any installment of the fees due to Manager in accordance with
                 Section 5 hereof for a period of seven (7) days after written notice of such default from Manager;

          (ii) if Owner or Agent, on the one hand, or Manager, on the other, fails to perform in any material respect any term, provision, or covenant of this Subagreement [other than as set forth in
                 Section 4(a)(i)]; and such failure continues for (30) days after written notice from the other party specifiying such failure to perform, unless such failure cannot reasonably be cured within such 30 day period and the defaulting party commences to cure within such 30 day period and diligently pursues the completion of the cure as promptly as is practicable; or

          (iii) if either Owner or Agent, on the one hand, or Manager, on the other, is dissolved or liquidated, applies for or consents to the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets, files a voluntary petition in bankruptcy or is the subject of an involuntary bankruptcy filing, a petition or an answer seeking reorganization or arrangement with creditors or to take advantage of any insolvency law, or if an order, judgment or decree shall be entered by any court of competent jurisdiction, on the application of a creditor, adjudicating Owner, Agent or Manager bankrupt or insolvent or approving a petition seeking reorganization of Owner, Agent or Manager or appointing a receiver, trustee or liquidator for such party of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) consecutive days.

     (b) Remedies. At any time after the occurrence and during the continuance of an Event of Default, the party who has not committed the Event of Default may, at its option, terminate this Subagreement by giving written notice to the other party and, except as provided in this Subagreement shall be entitled to exercise all rights and remedies available under applicable law; provided, however, that Owner or Agent may cause the effective date of any termination of Manager to be deferred for up to thirty (30) days to afford Owner or Agent the


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               opportunity to engage a replacement operator of the Property provided that Manager shall be compensated through the date of termination. Without limiting the generality of the foregoing, if Owner or Agent is the defaulting party, or if Owner or Agent shall terminate the Subagreement other than as a result of an Event of Default or pursuant to Section 3 of this Subagreement, then Agent shall pay Manager, within thirty (30) days following the date of such termination, the sum of (i) all unpaid fees accrued through the date of such termination and all unpaid amounts for which Manager is then entitled to receive reimbursement under this Subagreement and (ii) as liquidated damages and not as a penalty, the product of (A) an amount equal to three percent (3%) of the average Gross Monthly Revenues (as hereinafter defined) of the Property for the twelve months immediately preceding the date of termination and (B) the lesser of (1) six and (2) half of the number of months remaining in the term of this Subagreement immediately prior to such termination. In the event of any breach of this Subagreement by Manager, including any breach resulting in an Event of Default, Owner's and Agent's sole remedy shall be to terminate this Subagreement in accordance with the terms hereof, and Owner and Agent shall have no other liability to Manager hereunder.

     5. Compensation. Except as provided for upon termination, as compensation for its services to be rendered hereunder, the Agent shall pay to the Manager the following sums:

          (a) As regular compensation to commence on Commencement Date and continuing thereafter, determined on a monthly basis, a sum equal to three percent (3%) of the Gross Monthly Revenues of the Property; provided, however, that Manager shall receive no regular compensation under this Section 5(a) for the first ten months of the term of this Subagreement. Such monthly fee shall be payable out of the custodial account(s) to the extent of funds available therein and otherwise by the Agent or Owner. Such monthly fee shall be payable in arrears upon submission to the Owner and Agent of the monthly reports as provided in Paragraph 2(a)(iv) above. "Gross Monthly Revenues" shall mean and include all revenues and income of any kind derived directly or indirectly from the Property actually collected by the Manager as rents or other charges for use or occupancy of space or facilities or services in the Property in a calendar month, including food, furniture rental, parking, forfeited amounts collected as security deposits, late charges, income from coin-operated machines, and all other miscellaneous income collected at the Property; excluding, however, any and all interest or investment income, insurance

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               proceeds, tax refunds of Owner, eminent domain awards, and dividends on insurance policies.

          (b) As an incentive management fee, Agent shall pay Manager an amount each year (or portion thereof) during the term hereof equal to twenty percent (20%) of any increase in the Net Operating
               Income (as hereinafter defined) of the Property for any calendar year over the Net Operating Income for the previous calendar year; provided, however, that no incentive fee will be due for any calendar year if the Net Operating Income for the Project for that calendar year does not exceed $600,000. If Manager manages the Property for a portion of a calendar year, the incentive fee, if any, will be prorated for the number of months Manager actually managed the property during that calendar year. The incentive fee will be due within fifteen (15) days of Owner's and Agent's receipt of the completed audited financial statement for the calendar year for which the incentive fee is being calculated. For purposes of calculating the incentive fee, "Net Operating Income" shall mean the Gross Monthly Revenues for the calendar year less all expenses required to own and operate the Property, including, without limitation, real estate taxes, insurance, the greater of actual or budgeted capital improvements (provided that if the budgeted capital improvements amount is higher than the actual amount, the difference shall be subtracted from the capital improvements amount in subsequent years in order to avoid double counting a portion of the capital improvements expense) and budgeted capital reserve deposits and excluding debt service payments, depreciation and Owner's income taxes. In calculating the incentive fee for calendar years 1997 and 1998, the operating expenses shall include a management fee of 3% of the Gross Monthly Revenues for those initial ten months of the Term hereunder during which no fee is actually being paid to or accrued on behalf of Manager.

     6. Operating Expenses. In performing its duties hereunder during the term of this Subagreement, the Manager shall act solely as agent for the account of the Owner or Agent. The Manager shall in no event be required to advance any of its own funds for the operation of the Property nor to incur any liability in connection therewith unless the Owner or Agent shall furnish the Manager with funds necessary for the discharge thereof.

     7. Group Purchases. It is acknowledged by the parties that the Manager may be engaged in the management or operation of other properties similar to the Property. In connection therewith, the Manager agrees that if any items required for the Property or services to be furnished to the Property are purchased by the Manager at a cost savings on a group basis for other properties managed or operated by the Manager, the Manager will, to the extent practical, purchase such services or items for the Property on a group basis. It is understood and agreed by the Manager that, in and about managing the Property, any and all services, supplies, equipment, goods or the like purchased on behalf of the Property shall be purchased at the actual cost to the Manager from the supplier.

     8. Assignability. Agent may assign this Subagreement to Owner at any time. Except as herein provided, neither Owner nor Agent shall have the right to assign this Subagreement to any person or entity without the prior written consent of the Manager. Owner may assign the Agreement and the Subagreement to a subsequent owner of the Property without obtaining Manager's consent. The Manager shall not have the right to assign this Subagreement without the prior written consent of the Owner. Nothwithstanding a the foregoing, and only to the extent permitted by applicable law and regulations and subject to Manager's receipt of all required licenses permits. approvals and authorizations of applicable governmental agencies, the Manager shall have the right to assign this Subagreement to a wholly-owned subsidiary of the Manager which subsidiary shall remain a wholly-owned subsidiary of the Manager at all times hereunder. In the event of any such assignment to a subsidiary, prior written notice thereof shall be given to the Owner.

     9 Limitation on Owner's and Agent's Liability Manager acknowledges that Manager's sources of compensation hereunder are limited to (i) revenues from the Property. (ii) advances voluntary made by Owner or
          (iii) advances voluntarily made by Agent. Manager agrees that Agent shall be under no obligation whatsoever to make any advances to Manager to cover any operating shortfalls of whatever nature, including Manager's compensation hereunder. Manager further agrees that Owner liability hereunder shall be limited to the Owner's assets, less third party liabilities, and that no partner of Owner shall be personally responsible for any amounts ever due Manager under this Subagreement.

     10. Notices. All notices, demands, requests, consents, approvals and other communications (herein collectively called "Notices") required or permitted to be given hereunder or which are to be given with respect to this Subagreement shall be in writing and shall be deemed effectively given: (i) upon personal delivery or receipt, (ii) if mailed, upon the first to occur of receipt or the expiration of seventy-two (72) hours after deposit with the United States Postal Service, certified or registered mail, postage prepaid and sent to a party at its address as set forth below, (iii) if sent by overnight courier, upon the first business day after being placed with such courier for delivery to a party at its address as set forth below, or
          (iv) if by facsimile,
          upon the date transmission to the party at the facsimile number set forth below occurs, provided the transmission is completed by 4:00 PM CST and a copy of the transmission confirmation and a copy of the notice arc sent to the receiving party by regular mail on the date of the transmission. Notices sent by facsimile after 4:00 PM CSI~ or on a non-business day shall be deemed effectively given on the next business day following the transmission. The addresses and facsimile number for Notices are:

          IF TO MANAGER:         Brookdale Living Communities of
                                 Minnesota-II, Inc.
                                 c/o Brookdale Living Communities, Inc.
                                 77 West Wacker Drive
                                 Suite 3900
                                 Chicago, IL 60601
                                 Facsimile No.: 312/917-0460
                                 Attention: Mark J. Schulte

          with a copy to:        General Counsel of Manager at Manager's
                                 address but at facsimile number  312/917-7284

          IF TO AGENT:           ActiveLife Management Corporation
                                 222 N. LaSalle Street, Suite 1414
                                 Chicago, IL 60601
                                 Facsimile No.: 3l2/726-0091
                                 Attention: Henry Hyatt

          IF TO OWNER:           Kenwood Congregate  Associates  Limited
                                 Partnership
                                 222 N. LaSalle Street
                                 Suite 1414
                                 Chicago, IL 60601
                                 Facsimile No.: (312) 726-0091
                                 Attention: Daniel N. Epstein

Either party may change its notice address or facsimile number at any time by providing written notice thereof to the other party.

     11. Governing Law. This Subagreement has been made and entered into in the State of lllinois and shall be construed in accordance with the laws of the State of Illinois.

     12. Relationship of the Parties. The relationship of Manager to Owner and to Agent in connection with this Subagreement shall be that of an independent contractor, and all acts performed by Manager during the term hereof shall be deemed to be performed in Manager's capacity as an independent contractor. Nothing contained in this Subagreement is intended to or shall be construed to give rise to or create a partnership or joint venture or lease between Owner, Agent or their successors and assigns on the one hand, and Manager, itS successors and assigns on the other hand.

     13. Entire Agreement. This Subagreement and any documents executed in connection herewith contain the entire agreement among the parties and shall be binding upon their respective successors and assigns. This Subagreement may not be modified or amended except by written instrument signed by the parties hereto.

     14. Contract Modifications for Certain Legal Events. In the event any state or federal laws or regulations, whether now existing or enacted or promulgated after the effective date of this Subagreement are interpreted by judicial decision, a regulatory agency or legal counsel of the parties in such a manner as to indicate that the structure of this Subagreement may be in violation of such lass or regulations Owner, Agent and Manager agree to cooperate In restructuring their relationship and this Subagreement to eliminate such violation or to reduce the risk thereof; provided, that any such restructuring shall, to the maximum extent possible, preserve the underlying economic and financial arrangements between Owner, Agent and Manager. The parties agree that such amendment may require one or more of the parties to obtain appropriate regulatory licenses and approvals. Owner, Agent and Manager agree that the foregoing is not a binding obligation to consummate any transactions contemplated by, or discussed during negotiations conducted under, this Section 13, it being understood any such amendment or restructuring of this Subagreement shall be entered into at the sole and absolute discretion of Owner and Manager.

     15. Captions. The captions used herein are for convenience of reference only and shall not be construed in any manner to limit or modify any of the terms hereof.

     16. Severability. In the event one or more of the provisions contained in this Subagreement is deemed to be invalid, illegal or unenforceable in any respect under applicable law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be impaired thereby.

     17. Remedies Cumulative; No Waiver. No right or remedy herein conferred upon or reserved to any of the parties hereto is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder, or now or hereafter legally existing upon the occurrence of an Event of Default hereunder. The failure of any party hereto to insist at any time upon the strict observance or performance of any of the provisions of this Subagreement or to exercise any right or remedy as provided in this Subagreement shall not impair any such right or remedy or be construed as a waiver or relinquishment thereof with respect to subsequent defaults. Every right and remedy given by this Subagreement to the respective parties hereto may be exercised from time to time and as often as may be deemed expedient by such parties.

          18. Counterparts. This Subagreement may be executed in any number of counterparts, each of which shall be an original, and each such counterpart shall together constitute but one and the same Agreement.

          19. Option to Purchase. Owner hereby grants Manager an option to purchase the Property for $23,400,000, subject to the terms and conditions of a real estate sale contract mutually acceptable to both Owner and Manager. Except as provided in the paragraph below, this option shall terminate upon the earlier to occur of
               (a) the termination of this Subagreement, (b) the assignment of this Subagreement by Manager except as permitted under Section 8 hereof, unless Owner agrees in writing at the time of such assignment that the assignee may assume this option for its remaining term and (c) June 30, 2000 (the "Option Period").

               Owner agrees to provide Manager with any proposed terms of sale if Owner decides to sell the Property.

               At any time during the Option Period, Owner may give Manager notice of Owner's intent to sell the Property. Manager shall have 30 days from the date of Owner's notice to exercise Manager's option to purchase the Property at the price set forth herein. If Manager exercises the option, Manager and Owner shall proceed in good faith to close the sale of the Property to Manager within 120 days from the date of Owner's notice. If the sale fails to close within said period for reasons other than a default by Owner, the Manager's option to purchase shall automatically terminate on the 121st day following the date of Owner's notice, unless the parties mutually agree otherwise in writing. If Manager does not exercise its option to purchase within 30 days of the date of Owner's notice, Owner shall have 120 days from the date of Owner's notice to transfer the Property to another party. If Owner fails to complete the transfer to another party within such period, Manager's option to purchase shall be automatically reinstated on the 121st day following the date of Owner's notice to Manager, unless the parties mutually agree otherwise in writing.

          20. Agreement not to be Recorded. This Subagreement shall not be recorded. Any violation of this provision shall render this Subagreement void.

     IN WITNESS WHEREOF, the parties have executed and delivered this Subagreement on the date first above written.


OWNER:                                         MANAGER:

KENWOOD CONGREGATE ASSOCIATES                  BROOKDALE LIVING COMMUNITIES
LIMITED PARTNERSHIP                            OF MINNESOTA, INC.
an Illinois limited partnership                a Delaware corporation

By: Partners for Senior Communities, Inc.
    a general partner


    By: /s/ Daniel N. Epstein                  By: /s/ Mark J. Schulte
        ---------------------------                ---------------------------
    Name: Daniel N. Epstein                    Name: Mark J. Schulte
          -------------------------                  -------------------------
    Title: Vice President                      Title: President
           ------------------------                   ------------------------

AGENT:

ACTIVELIFE MANAGEMENT CORPORATION
an Illinois corporation

By: /s/ Daniel N. Epstein
    -------------------------------
Name: Daniel N. Epstein
      -----------------------------
Title: Vice President
       ----------------------------

                                   EXHIBIT A
                           MONTHLY REPORT COMPONENTS

     Set forth below is a list of the components of the Monthly Reports to be provided to Owner and Agent pursuant to Section 2(a)(iv):

     1. Statement of income and expenses, with a comparison to budget, for both the month and the year-to-date.

     2.   Reconciled bank statements for all Accounts.

     3.   Detailed listing of all cash disbursements in check number order.

     4. General ledger listing cash receipts and disbursements in account number order.

     5.   Statement of changes in financial condition.

     6.   Monthly trial balance.

     7.   Analysis of significant variances from budget.

     8.   Balance sheet.

     The monthly reports with respect to each month shall be delivered to the Owner by the twentieth (20th) day of the following month.

                            ANNUAL REPORT COMPONENT

     With respect to each fiscal year ending during the term of this Subagreement the Manager will have an annual financial report prepared by a certified public accountant based upon such person's examination of the books and records of the Owner and the Manager. Such report shall be delivered to the Owner by the seventy-fifth (75th) day following the end of such fiscal year. Owner shall pay the compensation for the certified public accountant.

                                    RECORDS

     The Manager shall establish and maintain a comprehensive system of records, books and accounts in a manner reasonably satisfactory to Owner. All records will be subject to examination by the Owner at reasonable hours by any authorized representative of Owner.